EXHIBIT (17)(b)

EATON VANCE CREDIT OPPORTUNITIES FUND

SPECIAL MEETING OF SHAREHOLDERS JANUARY 22, 2010 PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints BARBARA E. CAMPBELL, MAUREEN A. GEMMA, DAN A. MAALOULY, SCOTT H. PAGE AND PAYSON F. SWAFFIELD and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal office of the Fund, Two International Place, Boston, Massachusetts 02110, on Friday, January 22, 2010 at 3:00 P.M., Eastern Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

PLEASE MARK BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Reorganization between Eaton Vance Credit Opportunities Fund (the
	“Acquired Fund”) and Eaton Vance Limited Duration Income Fund, the termination of the Acquired Fund’s	☐	☐	☐
registration under the Investment Company Act of 1940, as amended, and the dissolution of the Acquired
Fund under applicable state law, as described in the accompanying proxy statement/prospectus.

MEETING ATTENDANCE:
	Mark the box to the right if you plan to attend the Special Meeting.	☐
If you plan to attend the Special Meeting in person, please be prepared to present photo identification.

NOTE ADDRESS CHANGE: ________________________________
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PLEASE SIGN AND DATE ON REVERSE SIDE
EVMF4-PXC-1.01